Exhibit 10.14

Purchase and Sale Contract

Contract No.:

Party A: Shanghai Juhao Information Technology Co., Ltd. (hereinafter referred to as Party A)

Add: 2nd Floor, No. 285 Jiangpu Road Yangpu District, Shanghai

Legal Person: Mr Zhiwei Xu

Party B: Karlie Cosmetics Manufacturing Co., Ltd (hereinafter referred to as Party B)

Address: beside Taojing Road, Xinzhuang Section, 227 provincial road, Changshu City

Legal Person: Xiaoping Xu

According to the Civil Code of the People's Republic of China, through friendly negotiation, Party A and Party B sign this contract to be bound for parties. Party A purchases the products produced by Party B under this contract for resale. Both parties reach the following agreement:

Product Code	Product Name	Specification	Price	Lead Time
	The details are subject to the specific order	Subject to the specific order	Subject to the specific order

Remark

1. Each batch is attached with the delivery list and factory inspection report.

2. Packing specifications should be unified (except for fractional boxes).

3. The supply price includes transportation cost, raw material cost, packaging cost and 13% tax invoice.

4. Minimum order quantity.

First. Payment Method and Delivery Place

1. Payment method: Party A shall pay for the products within 30 days (including 30 days) after the inspection and acceptance, and shall wire the payment to the bank account designated by Party B or other means agreed by both parties.

2.If the products are returned or replaced due to quality problems, Party B shall deal with them at its own expense; for the products mentioned above that need to be dealt by Party B, Party B shall complete the return and replacement process within one month after receiving the notice from Party A. After that, an 1% of the total value of such products will be charged as the storage cost every month. The longest time that Party A will store such products for Party B is three months. If Party B fails to handle it within such time limit, it will be deemed as abandoning such products, and Party A can dispose them without paying any fees to Party B.

3. Production cycle: each batch is subject to the purchase order and shall be delivered within 30 days after receiving the purchase order from Party A. The delivery time for the first order may be increased due to design, proofing, confirmation and other factors and the specific delivery time shall be determined by both parties through negotiation.

4. Delivery place: warehouse designated by Party A.

Second. Delivery Period: Party A shall issue a purchase order to Party B 30 days before the scheduled delivery date. This contract only has general performance clauses and each batch of orders shall be subject to the actual Purchase Order. Party B shall confirm and reply within 3 days after receiving the order. If Party B fails to reply, it will be deemed that the order is confirmed and to be executed effectively. Party B shall be responsible for the transportation of finished products to Party A's warehouse, and the freight fee is agreed as follows: (1) if Party A orders more than 150 pieces at once, Party B shall bear the long-distance transportation expenses (limited to land transportation); however, all expenses incurred in Party A's location shall be borne by Party A (such as unloading and related expenses); if Party A orders less than 150 pieces, Party A shall bear all transportation expenses; (2) if the order demand confirmed by both parties cannot be filled due to Party B's reasons, Party B shall make it up in the next order, and such freight shall be borne by Party B.

Third. Acceptance and Quality Agreement

1. After the contract is confirmed, Party B shall provide the products under the contract for third-party inspection (inspection institutions designated or approved by the Administration for Market Regulation or China Products Quality Inspection Supervision Center). The inspection report shall be provided in Chinese, and the report shall be provided to Party A for filing.

2. Party B shall produce the products according to the product processing quality standards. After the products are delivered to the warehouse designated by Party A, Party A shall carry out the inspection according to the product inspection standards and the third-party inspection report. If the products fail to pass the inspection, Party B shall recall the products and return or replace the products according to its standard procedure.

3. Party B shall carry out rectification according to the rectification opinions made by Party A's quality control center. If the rectification requirements are not met, Party A has the right to terminate the cooperation.

4. In the after sales process, if the consumer or national quality inspection department makes complaint about the quality for the products under the contract, the product safety problems caused by the production process, the quality standard failing to meet certain requirements, the production process does not conform to or violate the National Product Safety Law or dispute of product quality due to other reasons caused by Party B, after verification, Party B shall compensate according to the national requirements, and the maximum compensation amount that Party B shall be responsible shall not exceed 10 times of the total contract amount. If the disputes arising from quality problems are not caused by Party B (including but not limited to Party A's own storage conditions), Party A shall take such responsibility.

5. If Party A finds that the quality of the product is not in conformity with the specifications or the agreement during the acceptance inspection, it shall, while keeping the products properly, send a written objection to Party B within 15 working days after receiving the products, and Party B shall reply to deal with it within 3 working days.

6. The risk of damage and loss of products during delivery shall be borne by Party B.

7. Party B shall provide true and accurate information about the subject matter of this contract, product samples, and ensure that Party A will not be complained by others for the sale of the subject products. In case of any loss to Party A caused by false information provided by Party B due to its intentional or negligent actions, Party A has the right to unilaterally terminate the contract and require Party B to bear the reasonable losses caused to Party A.

8. Party B shall be responsible for any administrative risks arising from the sales of the products under the contract and the product layout information not modified and confirmed by Party A.

Four. Party A and Party B have made the following agreements on relevant intellectual property matters:

1. For the production and processing of products entrusted by Party A to Party B, the mold, drawings, technology, processing information, technical ownership and intellectual property rights provided by Party A belong to Party A, and Party B shall keep it confidential.

2. Without the written consent of Party A, Party B shall not plagiarize, modify or copy, keep technical materials, develop similar products by using Party A's technology, and shall not use it in subsequent work or make available for the third party or use it in any manner.

3. Party B guarantees that it will not infringe the rights of any third party (including but not limited to intellectual property rights and other rights) in the process of performing this contract. If any infringement occurs due to Party B's reasons, Party B shall bear all responsibilities. In case of violation of the above agreement, Party B shall be liable for all losses suffered by Party A. In order to avoid ambiguity, if the mold, drawing, technology, process information, technology ownership and intellectual property rights provided by Party A are infringing other’s intellectual property, Party B shall not be liable for any compensation, and Party A shall compensate Party B for all losses incurred.

Five. Liability for Breach of Contract

1. Unless required by the law or exchange rules, Party A and Party B shall, during the validity period of this contract and after the termination of this contract, keep confidential for the relevant technology, sales plan, price, discount, payment and other contents related to the products under this contract, and shall not disclose them to any other party. In case of any loss caused to the other party due to the leakage caused by one party, such party shall be responsible for economic compensation and bear legal liability.

2. If Party B has the following facts, Party A may claim compensation from Party B:

2.1 When Party B fails to deliver the products (beyond the agreed delivery time) or refuses to deliver the products without force majeure or the situation that Party A's payment is not in place.

2.2 Without the consent of Party A, the production shall not be entrusted to a third party to process or sell the products of Party A's brand entrusted by Party A.

2.3 If the processed products are sued by customers or enforced by relevant government authorities, and after the verification by both parties that it is caused by Party B (quality problem), Party B shall be responsible for the direct economic loss caused thereby; and if it is due to Party A’s reasons, Party B may be exempted from liability, but shall assist Party A to deal with it together.

3. Party B shall not sell Party A's brand products without approval, nor shall Party B license any third party to produce and sell Party A's brand products by means of cooperation, partnership, investment, etc. From the date of signing this contract, only Party A is allowed to sell Party A's brand products. If Party B violates this clause, Party A has the right to terminate this contract and Party B shall compensate Party A all direct losses.

4. Other specific responsibilities and liabilities shall be determined in accordance with the relevant provisions of the Civil Code of the People's Republic of China.

5. All disputes between Party A and Party B arising out of or in connection with this contract shall be settled in an effective manner in accordance with the principle of friendly consultation. If the consultation fails, either party has the right to bring a lawsuit to the people's court where Party A is located. All reasonable expenses for realizing the rights, such as lawyer's fees and travel expenses, shall be borne by the losing party.

Six. Miscellaneous

This contract is made in triplicate, with Party A holding two copies and Party B holding one copy. The contract shall be valid from January 1, 2021 to December 31, 2021, and the term of validity is one year.

Party A: Shanghai Juhao Information Technology Co., Ltd.		Party B: Karlie Cosmetics Manufacturing Co., Ltd

SEAL		SEAL
Signature		Signature
Date:	1/21/2021	Date:	1/21/2021

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